For more information contact:
David C. Burney, Chief Financial Officer	Deborah K. Pawlowski
Phone: (716) 805-1599, ext. 159	Kei Advisors LLC
Fax: (716) 805-1286	Phone: (716) 843-3908
Email: david.burney@astronics.com	Email: dpawlowski@keiadvisors.com

FOR IMMEDIATE RELEASE
Astronics Announces One-for-Four Stock Distribution
• Common and Class B stockholders will receive distribution of Class B Stock

EAST AURORA, NY, September 16, 2008 – Astronics Corporation (NASDAQ: ATRO), a trusted leader in innovative, high performance lighting, electrical generation, control and distribution systems for the global aerospace industry, announced a one-for-four distribution of Class B Stock to holders of both Common and Class B Stock. Stockholders will receive one share of Class B Stock for every four shares of Common and Class B Stock held on the record date of October 6, 2008. Fractional shares will be paid in cash. The Company expects the new shares to be distributed on or about October 17, 2008.

Peter J. Gundermann, President and Chief Executive Officer of Astronics, commented, “The Board of Directors’ decision to distribute Class B shares is designed to reward our current stockholders, encourage long-term ownership and interest in Astronics and increase the total number of shares outstanding.” Class B Stock is not a tradable security but is fully convertible on a one-to-one basis into shares of Common Stock. Class B Stock is entitled to ten votes per share while Common Stock is entitled to one vote per share.

Astronics initially distributed shares of Class B Stock to Common and Class B stockholders in 1987. Additional Class B share distributions were made in 1988, 2000 and 2001. Currently, there are approximately 1.3 million Class B and 6.9 million Common shares outstanding. After the distribution, approximately 3.3 million Class B and 6.9 million Common shares will be outstanding.

Information regarding the Class B share distribution and instructions to convert Class B stock into Common stock can be found in the Frequently Asked Questions section of Astronics’ website at www.astronics.com. Registered shareholders and brokers should contact the Company’s transfer agent, American Stock Transfer & Trust Company (AST) at (800) 937-5449, regarding the conversion of Class B Stock to Common Stock. AST is the agent for the distribution.

ABOUT ASTRONICS CORPORATION
Astronics Corporation is a trusted leader in innovative, high performance lighting, electrical generation, control and distribution systems for the global aerospace industry. Its strategy is to expand the value and content it provides to various aircraft platforms through product development and acquisition. Astronics Corporation, and its wholly-owned subsidiaries Astronics Advanced Electronic Systems Corp. and Luminescent Systems Inc., have a reputation for high quality designs, exceptional responsiveness, strong brand recognition and best-in-class manufacturing practices.

This and other information which Astronics regularly posts on its website, can be found at: www.Astronics.com.

Safe Harbor Statement

This press release contains forward-looking statements as defined by the Securities Exchange Act of 1934. One can identify these forward-looking statements by the use of the words “expect,” “anticipate,” “plan,” “may,” “will,” “estimate” or other similar expression. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially from those contemplated by the statements. Important factors that could cause actual results to differ materially include the state of the aerospace industry, the market acceptance of newly developed products, internal production capabilities, the timing of orders received, the status of customer certification processes, the demand for and market acceptance of new or existing aircraft which contain the Company’s products, customer preferences, and other factors which are described in filings by Astronics with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.